                                               OppenheimerFunds, Inc.
                                           498 Seventh Avenue - 10th Floor
                                                 New York, NY 10018

                                                                       December 26, 2001

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

                  Re:      Oppenheimer Developing Markets Fund
                           Reg. No. 333-05579/File No. 811-07657
                           Written Representation of Counsel
                           -----------------------------------------

To the Securities and Exchange Commission:

         On behalf of  Oppenheimer  Developing  Markets Fund (the "Fund") and pursuant to paragraph (e) of Rule 485 under the  Securities Act of 1933, as amended (the "1933 Act"),  and in connection  with the Amendment on Form N-1A which is Post-Effective  Amendment No. 8 to the 1933 Act Registration  Statement of the Fund and Amendment No. 9 to
its  Registration  Statement under the Investment  Company Act of 1940, as amended,  the undersigned  counsel,  who prepared or reviewed such  Amendment,  hereby  represents to the Commission,  for filing with such Amendment,  that said  Amendment  does not contain  disclosures  which would render it  ineligible to become  effective  pursuant to paragraph (b) of Rule 485.

                                                              Sincerely,

                                                              /s/ Mitchell J. Lindauer
                                                              ------------------------
                                                              Mitchell J. Lindauer
                                                              Vice President &
                                                              Assistant General Counsel
                                                              (212) 323-0254